Exhibit 99.1

GAMING AND LEISURE PROPERTIES, INC. ANNOUNCES SECOND QUARTER 2017 RESULTS

- Closes Acquisition of Bally's Casino Tunica and Resorts Casino Tunica Real Estate Assets for $82.9 million -
- Establishes 2017 Third Quarter Guidance and Revises Full Year Guidance -
- Declares 2017 Third Quarter Dividend of $0.63 per Common Share -

WYOMISSING, PA. — July 27, 2017 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (the “Company”), the first gaming-focused real estate investment trust (“REIT”) in North America, today announced results for the quarter ended June 30, 2017.

Financial Highlights

	Three Months Ended June 30,
(in millions, except per share data)	2017 Actual	2017 Guidance (1)	2016 Actual
Net Revenue	$243.4	$243.5	$207.4
Net Income	$96.3	$95.7	$73.3
Funds From Operations (2)	$121.4	$121.0	$96.9
Adjusted Funds From Operations (3)	$167.8	$166.8	$135.1
Adjusted EBITDA (4)	$222.2	$221.1	$180.4

Net income, per diluted common share	$0.45	$0.45	$0.39

(1)  The guidance figures in the tables above present the guidance provided on April 27, 2017, for the three months ended June 30, 2017.

(2)  Funds from operations (“FFO”) is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(3)  Adjusted funds from operations (“AFFO”) is FFO, excluding stock based compensation expense, debt issuance costs amortization, other depreciation, amortization of land rights, straight-line rent adjustments and direct financing lease adjustments, reduced by capital maintenance expenditures.

(4)  Adjusted EBITDA is net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments and the amortization of land rights.

Chief Executive Officer, Peter M. Carlino, commented, “Our business model promotes stability through long-term master leases with large fixed components and highly respected operators with market-leading assets.  With this structure, as demonstrated by our second quarter results, we are able to consistently deliver reliable cash flow for our investors. For the quarter, Adjusted EBITDA exceeded guidance primarily as the result of solid performance at our TRS Properties, Hollywood Casino Baton Rouge and Hollywood Casino Perryville, as well as incremental rent from Hollywood Casino Toledo, which is managed by Penn National Gaming, Inc. (NASDAQ: PENN).”

Mr. Carlino continued, “On May 1, 2017, we completed the acquisition of the Bally’s Casino Tunica and Resorts Casino Tunica (“Tunica Properties”) for $82.9 million.  These assets were added to the master lease with PENN and will generate $9.0 million of incremental annual rent.  The accretive Tunica Properties acquisition along with the addition of an annual $5.8 million escalator on the Pinnacle Entertainment, Inc. (NASDAQ: PNK) master lease resulted in our Board deciding to increase our quarterly dividend to $0.63 per share.  Our quarterly dividend has grown at a compounded annual rate of 6.6% in the last three years, with five dividend increases during that period.”

“Additionally during the quarter, we completed funding the equity portion of The Meadows Casino and Tunica Properties acquisitions through our existing ATM program. GLPI sold 3,864,872 shares of common stock with an average price of $36.22. This equity transaction demonstrates our focus on accretive growth while responsively managing our balance sheet for long-term stability and potential future acquisitions.”

The Company’s second quarter 2017 net income, AFFO and Adjusted EBIDA as compared to its guidance were primarily impacted by the following:

•	Income from rental activities had a favorable variance of $0.4 million, primarily due to incremental rent from Hollywood Casino Toledo;

•	Results from the TRS Properties were favorable to guidance by $0.5 million due to higher performance; and

•	Finalization of the Tunica Properties transaction.

Portfolio Update

GLPI owns over 4,400 acres of land and approximately 15 million square feet of building space, which was 100% occupied as of June 30, 2017. At the end of the second quarter of 2017, the Company owned the real estate associated with 38 casino facilities and leases 20 of these facilities to PENN, 15 of these facilities to PNK and one to Casino Queen in East St. Louis, Illinois. Two of the gaming facilities, located in Baton Rouge, Louisiana and Perryville, Maryland, are owned and operated by a subsidiary of GLPI, GLP Holdings, Inc., (collectively, the “TRS Properties”).

Capital maintenance expenditures at the TRS Properties were $1.2 million for the three months ended June 30, 2017.

Balance Sheet Update

The Company had $29.5 million of unrestricted cash and $4.5 billion in total debt, including $1.1 billion of debt outstanding under its unsecured credit facility term loans and $15.0 million outstanding under its unsecured credit facility revolver at June 30, 2017.  The Company’s debt structure as of June 30, 2017 was as follows:

	As of June 30, 2017
	Interest Rate	Balance
		(in thousands)
Unsecured Term Loan A (1)	2.959%	$300,000
Unsecured Term Loan A-1 (1)	2.839%	825,000
Unsecured $700 Million Revolver (1)	2.976%	15,000
Senior Unsecured Notes Due 2018	4.375%	550,000
Senior Unsecured Notes Due 2020	4.875%	1,000,000
Senior Unsecured Notes Due 2021	4.375%	400,000
Senior Unsecured Notes Due 2023	5.375%	500,000
Senior Unsecured Notes Due 2026	5.375%	975,000
Capital Lease	4.780%	1,286
Total long-term debt		$4,566,286
Less: unamortized debt issuance costs		(44,863)
Total long-term debt, net of unamortized debt issuance costs		$4,521,423

(1)  The rate on the term loan facilities and revolver is Libor plus 1.75%. The Company's revolver and $300.0 million term loan credit facility mature on October 28, 2018 and the incremental term loan of $825.0 million matures on April 28, 2021.

As of June 30, 2017, the Company had 210,824,182 weighted average diluted shares outstanding.

Financing
During the three months ended June 30, 2017, GLPI sold 3,864,872 shares of common stock with an average price of $36.22 per share under its at the market (“ATM”) program, which generated gross proceeds of $140.0 million (net proceeds of approximately $139.4 million). The Company used the net proceeds from the ATM Program to pay down the revolver which was utilized to fund the equity portion of The Meadows Casino acquisition and to fund the equity portion of the Tunica Properties acquisition.

Dividends

On April 25, 2017, the Company’s Board of Directors declared the second quarter 2017 dividend.  Shareholders of record on June 16, 2017 received $0.62 per common share, which was paid on June 30, 2017.  On July 25, 2017, the Company declared its third quarter 2017 dividend of $0.63 per common share, payable on September 22, 2017 to shareholders of record on September 8, 2017.

Guidance

The table below sets forth current guidance targets for financial results for the 2017 third quarter and full year, based on the following assumptions:

•	Reflects the real estate asset acquisition of the Tunica Properties, which closed on May 1, 2017;

•	Reported rental income of approximately $829.8 million for the year and $209.2 million for the third quarter, consisting of:

(in millions)	Third Quarter	Full Year
Cash Rental Receipts
PENN	$114.0	$454.0
PNK	102.8	406.3
Casino Queen	3.6	14.4
PENN non-assigned land lease	(0.7)	(2.9)
Total Cash Rental Receipts	$219.7	$871.8

Non-Cash Adjustments
Straight-line rent	$(16.6)	$(66.0)
PNK direct financing lease	(18.6)	(73.1)
Property taxes paid by tenants	21.6	85.8
Land leases paid by tenants	3.1	11.3
Total Rent as Reported	$209.2	$829.8

•
Cash rent includes incremental escalator on the PENN building rent component effective November 1, 2016, which increases 2017 annual rent by $3.8 million, no escalator assumed effective November 1, 2017;

•	Cash rent includes incremental escalator on the PNK building rent component effective April 28, 2017, which increases 2017 annual rent by $3.9 million;

•	Adjusted EBITDA from the TRS Properties of approximately $37.5 million for the year and $8.6 million for the third quarter;

•	Blended income tax rate at the TRS Properties of 44%;

•	LIBOR is based on the forward yield curve;

•
For the purpose of the dividend calculation, AFFO is reduced by approximately $3.2 million for the full year and $0.7 million for the third quarter prior to calculation of the dividend to account for dividends on shares that will be outstanding after options held by employees are exercised;

•
The basic share count is approximately 210.8 million shares for the year and 212.5 million shares for the third quarter and the fully diluted share count is approximately 212.7 million shares for the year and 214.5 million shares for the third quarter; and

•
2017 year-end total long-term debt to Adjusted EBITDA ratio of approximately 5.1 times, which includes an $80 million repayment of debt during the remainder of 2017 (of which $60 million occurred in July).

	Three Months Ended September 30,		Full Year Ending December 31,
(in millions, except per share data)	2017 Guidance	2016 Actual	Revised 2017 Guidance	Prior 2017 Guidance (4)	2016 Actual
Net Revenue	$243.5	$233.3	$971.5	$971.3	$828.3

Net Income	$95.9	$89.6	$381.4	$381.1	$289.3
Losses or (gains) from dispositions of property	—	(0.4)	0.1	0.1	(0.5)
Real estate depreciation	25.3	23.8	100.6	101.4	96.1
Funds From Operations (1)	$121.2	$113.0	$482.1	$482.6	$384.9
Straight-line rent adjustments	16.6	14.5	66.0	65.0	58.7
Direct financing lease adjustments	18.6	18.0	73.1	73.1	48.5
Other depreciation	3.4	3.4	13.0	13.0	13.5
Amortization of land rights	2.7	2.3	10.3	9.3	6.2
Debt issuance costs amortization	3.3	3.3	13.0	13.0	15.1
Stock based compensation	3.7	4.6	15.6	15.6	18.3
Maintenance CAPEX	(0.9)	(0.5)	(3.6)	(3.6)	(3.1)
Adjusted Funds From Operations (2)	$168.6	$158.6	$669.5	$668.0	$542.1
Interest, net	53.9	52.4	215.6	216.3	183.8
Income tax expense	1.7	1.3	7.9	7.6	7.5
Maintenance CAPEX	0.9	0.5	3.6	3.6	3.1
Debt issuance costs amortization	(3.3)	(3.3)	(13.0)	(13.0)	(15.1)
Adjusted EBITDA (3)	$221.8	$209.5	$883.6	$882.5	$721.4

Net income, per diluted common share	$0.45	$0.43	$1.79	$1.80	$1.60

(1)         FFO is net income, excluding (gains) or losses from sales of property and real estate depreciation as defined by NAREIT.

(2)         AFFO is FFO, excluding stock based compensation expense, debt issuance costs amortization, other depreciation, amortization of land rights, straight-line rent adjustments and direct financing lease adjustments, reduced by capital maintenance expenditures.

(3)         Adjusted EBITDA is net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments and the amortization of land rights.

(4) The guidance figures in the tables above present the guidance provided on April 27, 2017, for the year ended December 31, 2017.

Conference Call Details

The Company will hold a conference call on July 27, 2017 at 11:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

Webcast

The conference call will be available in the Investor Relations section of the Company's website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 90 days on the Company’s website.

To Participate in the Telephone Conference Call:
Dial in at least five minutes prior to start time.
Domestic: 1-877-407-0784
International: 1-201-689-8560

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Passcode: 13666045
The playback can be accessed through August 3, 2017.

Disclosure Regarding Non-GAAP Financial Measures

Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”) and Adjusted EBITDA, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance, which is used for a bonus metric. The Company believes FFO, AFFO, and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation, and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. In addition, in order for the Company to qualify as a REIT, it must distribute 90% of its REIT taxable income annually. The Company adjusts AFFO accordingly to provide our investors an estimate of taxable income for this distribution requirement. Direct financing lease adjustments represent the portion of cash rent we receive from tenants that is applied against our lease receivable and thus not recorded as revenue and the amortization of land rights represents the non-cash amortization of the value assigned to the Company's assumed ground leases.

FFO, AFFO and Adjusted EBITDA are non-GAAP financial measures, that are considered a supplemental measure for the real estate industry and a supplement to GAAP measures. NAREIT defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding (gains) or losses from sales of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, debt issuance costs amortization, other depreciation, amortization of land rights, straight-line rent adjustments and direct financing lease adjustments, reduced by capital maintenance expenditures. Finally, we have defined Adjusted EBITDA as net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, stock based compensation expense, straight-line rent adjustments, direct financing lease adjustments and the amortization of land rights.

FFO, AFFO and Adjusted EBITDA are not recognized terms under GAAP.  Because certain companies do not calculate FFO, AFFO, and Adjusted EBITDA in the same way and certain other companies may not perform such calculation, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of operating profit or net income. The Company’s presentation of these measures does not replace the presentation of the Company’s financial results in accordance with GAAP.
About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in triple-net lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI expects to grow its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties. GLPI elected to be taxed as a REIT for United States federal income tax purposes commencing with the 2014 taxable year and is the first gaming-focused REIT in North America.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our financial outlook for the third quarter of 2017 and the full 2017 fiscal year and our expectations regarding future acquisitions and dividend payments. Forward looking statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing GLPI’s planned acquisitions or projects; GLPI's ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI, including through GLPI's existing ATM program; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2016, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur.

Additional Information

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. In connection with the establishment of its ATM Program, the Company filed with the SEC a prospectus supplement dated August 9, 2016 to the prospectus contained in its effective Registration Statement on Form S-3 (No. 333-210423), filed with the SEC on March 28, 2016.  This communication is not a substitute for the filed Registration Statement/prospectus or any other document that the Company may file with the SEC or send to its shareholders in connection with the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROSPECTUS THAT HAVE BEEN FILED WITH THE SEC AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION. You may obtain free copies of the registration statement/prospectus and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company are available free of charge on the Company’s investor relations website at investors.glpropinc.com or by contacting the Company’s investor relations representative at (203) 682-8211.

Contact

Investor Relations – Gaming and Leisure Properties, Inc.

Bill Clifford
T: 610-401-2900
Email: Bclifford@glpropinc.com

Hayes Croushore
T: 610-378-8396
Email: Hcroushore@glpropinc.com

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues
Rental income	$167,763	$142,101	$332,924	$242,316
Income from direct financing lease	18,516	12,631	36,340	12,631
Real estate taxes paid by tenants	20,840	15,673	42,560	27,500
Total rental revenue and income from direct financing lease	207,119	170,405	411,824	282,447
Gaming, food, beverage and other	37,489	38,371	76,749	76,530
Total revenues	244,608	208,776	488,573	358,977
Less promotional allowances	(1,217)	(1,415)	(2,469)	(2,796)
Net revenues	243,391	207,361	486,104	356,181
Operating expenses
Gaming, food, beverage and other	20,669	21,189	41,745	42,176
Real estate taxes	20,912	16,075	43,055	28,282
General and administrative	20,691	22,261	41,922	43,167
Depreciation	28,423	27,019	56,680	54,102
Total operating expenses	90,695	86,544	183,402	167,727
Income from operations	152,696	120,817	302,702	188,454

Other income (expenses)
Interest expense	(54,657)	(45,936)	(108,606)	(79,337)
Interest income	487	654	951	1,171
Total other expenses	(54,170)	(45,282)	(107,655)	(78,166)

Income from operations before income taxes	98,526	75,535	195,047	110,288
Income tax expense	2,192	2,271	4,722	4,275
Net income	$96,334	$73,264	$190,325	$106,013

Earnings per common share:
Basic earnings per common share	$0.46	$0.40	$0.91	$0.70
Diluted earnings per common share	$0.45	$0.39	$0.90	$0.69

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
Operations
(in thousands) (unaudited)

	NET REVENUES		ADJUSTED EBITDA
	Three Months Ended June 30,		Three Months Ended June 30,
	2017	2016	2017	2016
Real estate	$207,119	$170,405	$212,114	$170,356
GLP Holdings, LLC. (TRS)	36,272	36,956	10,081	10,093
Total	$243,391	$207,361	$222,195	$180,449

	NET REVENUES		ADJUSTED EBITDA
	Six Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Real estate	$411,824	$282,447	$420,224	$273,866
GLP Holdings, LLC. (TRS)	74,280	73,734	20,991	19,816
Total	$486,104	$356,181	$441,215	$293,682

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES
General and Administrative Expenses
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Real estate general and administrative expenses (1) (2)	$15,233	$16,962	$30,734	$32,190
GLP Holdings, LLC. (TRS) general and administrative expenses (2)	5,458	5,299	11,188	10,977
Total	$20,691	$22,261	$41,922	$43,167

(1) Includes REIT expenses such as rent expense and amortization of land rights of $6.0 million and $11.2 million for the three and six months ended June 30, 2017, respectively, and $3.8 million and $4.5 million for the three and six months ended June 30, 2016, respectively.

(2) General and administrative expenses include payroll related expenses, insurance, utilities, professional fees, rent expense, amortization of land rights and other administrative costs.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
CONSOLIDATED
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$96,334	$73,264	$190,325	$106,013
(Gains) or losses from dispositions of property	(11)	—	94	(15)
Real estate depreciation	25,108	23,671	50,011	47,362
Funds from operations	$121,431	$96,935	$240,430	$153,360
Straight-line rent adjustments	16,493	13,956	32,738	27,912
Direct financing lease adjustments	18,232	12,525	35,845	12,525
Other depreciation (1)	3,315	3,348	6,669	6,740
Amortization of land rights	2,589	1,541	4,900	1,541
Debt issuance costs amortization	3,256	3,050	6,513	8,632
Stock based compensation	3,773	4,591	8,256	9,163
Maintenance CAPEX (2)	(1,245)	(835)	(1,727)	(1,197)
Adjusted funds from operations	$167,844	$135,111	$333,624	$218,676
Interest, net	54,170	45,282	107,655	78,166
Income tax expense	2,192	2,271	4,722	4,275
Maintenance CAPEX (2)	1,245	835	1,727	1,197
Debt issuance costs amortization	(3,256)	(3,050)	(6,513)	(8,632)
Adjusted EBITDA	$222,195	$180,449	$441,215	$293,682

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
REAL ESTATE and CORPORATE (REIT)
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$93,590	$70,654	$184,369	$100,755
(Gains) or losses from dispositions of property	—	—	—	—
Real estate depreciation	25,108	23,671	50,011	47,362
Funds from operations	$118,698	$94,325	$234,380	$148,117
Straight-line rent adjustments	16,493	13,956	32,738	27,912
Direct financing lease adjustments	18,232	12,525	35,845	12,525
Other depreciation (1)	518	526	1,039	1,047
Amortization of land rights	2,589	1,541	4,900	1,541
Debt issuance costs amortization	3,256	3,050	6,513	8,632
Stock based compensation	3,773	4,591	8,256	9,163
Maintenance CAPEX	—	—	—	—
Adjusted funds from operations	$163,559	$130,514	$323,671	$208,937
Interest, net (2)	51,569	42,682	102,454	72,965
Income tax expense	242	210	612	596
Maintenance CAPEX	—	—	—	—
Debt issuance costs amortization	(3,256)	(3,050)	(6,513)	(8,632)
Adjusted EBITDA	$212,114	$170,356	$420,224	$273,866

(1) Other depreciation includes equipment depreciation from the Company's REIT subsidiaries as well as equipment depreciation from the REIT subsidiaries.

(2)  Interest expense, net is net of intercompany interest eliminations of $2.6 million and $5.2 million for both the three and six months ended June 30, 2017 and 2016, respectively.

Reconciliation of Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA
Gaming and Leisure Properties, Inc. and Subsidiaries
GLP HOLDINGS, LLC (TRS)
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$2,744	$2,610	$5,956	$5,258
(Gains) or losses from dispositions of property	(11)	—	94	(15)
Real estate depreciation	—	—	—	—
Funds from operations	$2,733	$2,610	$6,050	$5,243
Straight-line rent adjustments	—	—	—	—
Direct financing lease adjustments	—	—	—	—
Other depreciation (1)	2,797	2,822	5,630	5,693
Amortization of land rights	—	—	—	—
Debt issuance costs amortization	—	—	—	—
Stock based compensation	—	—	—	—
Maintenance CAPEX (2)	(1,245)	(835)	(1,727)	(1,197)
Adjusted funds from operations	$4,285	$4,597	$9,953	$9,739
Interest, net	2,601	2,600	5,201	5,201
Income tax expense	1,950	2,061	4,110	3,679
Maintenance CAPEX (2)	1,245	835	1,727	1,197
Debt issuance costs amortization	—	—	—	—
Adjusted EBITDA	$10,081	$10,093	$20,991	$19,816

(1) Other depreciation includes both real estate and equipment depreciation from the Company's taxable REIT subsidiaries as well as equipment depreciation from the REIT subsidiaries.

(2) Capital maintenance expenditures are expenditures to replace existing fixed assets with a useful life greater than one year that are obsolete, worn out or no longer cost effective to repair.